UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 26, 2025

Commission File Number: 0-21660

PAPA JOHN’S INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware                    61-1203323
(State or other jurisdiction of        (I.R.S. Employer Identification
incorporation or organization)        Number)

2002 Papa Johns Boulevard
Louisville, Kentucky 40299-2367
(Address of principal executive offices)

(502) 261-7272
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.01 par value	PZZA	The NASDAQ Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Item 1.01 Entry into a Material Definitive Agreement.

On March 26, 2025, Papa John’s International, Inc. (the “Company”) amended and restated that certain Amended and Restated Credit Agreement, dated as of September 14, 2021, as amended by that certain Amendment No 1. to Amended and Restated Credit Agreement, dated as of May 30, 2023 (the “Existing Credit Agreement”), pursuant to that certain Second Amended and Restated Credit Agreement, dated as of March 26, 2025 (the “Amended Credit Agreement”), by and among the Company, certain direct and indirect domestic subsidiaries of the Company as guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders (the “Lenders”) and other agents party thereto. The Amended Credit Agreement provides for a senior secured term loan in a principal amount of $200.0 million (the “Term Loan”) and a senior secured revolving credit facility in an aggregate available principal amount of $600.0 million (the “Revolving Facility” and together with the Term Loan, the “Credit Facilities”), of which up to $40.0 million is available as swingline loans and up to $80.0 million as letters of credit. Up to $50.0 million of the Revolving Facility may be advanced in certain agreed foreign currencies, including Euros, Pounds Sterling, Canadian Dollars, Japanese Yen, and Mexican Pesos. Similar to the Existing Credit Agreement, the Amended Credit Agreement includes an accordion feature allowing for a future increase of the Revolving Facility, the Term Loan and/or incremental term loans in an aggregate amount of up to $500.0 million, subject to certain conditions, including obtaining commitments from one or more of the Lenders or new lenders to provide such increased amounts. The Term Loan was advanced in full at the closing of the Amended Credit Agreement, with the proceeds thereof applied to repay borrowings outstanding under the Revolving Facility applicable under the Exiting Credit Agreement and other fees and expenses incurred in connection with the closing of the Amended Credit Agreement. As of March 26, 2025, approximately $158.9 million of the Revolving Facility was drawn by the Company.

Loans denominated U.S. dollars under each of the Credit Facilities accrue interest at a per annum rate equal to, at the Company’s election, either a Secured Overnight Financing Rate (“SOFR”) plus a margin ranging from 1.25% to 2.00% or a base rate (generally determined according to the greater of a prime rate, federal funds rate plus 0.50%, or a SOFR rate plus 1.00%) plus a margin ranging from 0.25% to 1.00%. Foreign currency loans accrue interest at a customary rate for borrowings in such foreign currency plus the same applicable margin as applies to U.S. dollar borrowings. In each case, the actual margin is determined according to a ratio of the Company’s total indebtedness to EBITDA for the then most recently ended four quarter period (the “Leverage Ratio”). An unused commitment fee at a rate ranging from 0.175% to 0.30% per annum, determined according to the Leverage Ratio, applies to the unutilized commitments under the Revolving Facility. Loans owing under the Amended Credit Agreement may be prepaid at any time without premium or penalty, subject to customary breakage costs in the case of borrowings for which a SOFR rate election is in effect. Such rates, applicable margins and unused commitment fee are substantially similar to the same rates, applicable margins and unused commitment fees applicable in the Existing Credit Agreement.

The Credit Facilities mature on March 26, 2030 (the “Maturity Date”), with term loans amortizing in quarterly installments commencing on June 30, 2026 in amounts as set forth in the Amended Credit Agreement and the unpaid balance maturing on the Maturity Date. The obligations under the Amended Credit Agreement are guaranteed by certain direct and indirect material domestic subsidiaries of the Company (the “Guarantors”) and are secured by a security interest in substantially all of the capital stock and equity interests of the Company’s and the Guarantors’ domestic and first tier material foreign subsidiaries.

The Amended Credit Agreement contains customary affirmative and negative covenants that, among other things, require customary reporting obligations, and restrict, subject to certain exceptions, the incurrence of additional indebtedness and liens, the consummation of certain mergers, consolidations, sales of assets and similar transactions, the making of investments, equity distributions and other restricted payments, and transactions with affiliates, in each case, that are substantially similar to the Existing Credit Agreement. In addition, the Company will be subject to the following financial covenants substantially similar to those in the Existing Credit Agreement (other than the new liquidity requirement described in clause (3)): (1) a maximum Leverage Ratio of 5.25 to 1.00, subject to the Company’s election to increase the maximum Leverage Ratio by 0.5 to 1.0 in connection with material acquisitions if the Company satisfies certain requirements; (2) a minimum ratio of EBITDA plus consolidated rental expense to consolidated interest expense plus consolidated rental expense of 2.00 to 1.00; and (3) applicable only during the time period beginning 91 days prior to the maturity of the Company’s existing senior notes due 2029 (the “Senior Notes”) and until such Senior Notes are repaid in full or the maturity thereof is extended at least 91 days after the latest maturity date applicable to the Credit Facilities, liquidity of not less than $150.0 million.

The Amended Credit Agreement contains customary events of default including, among other things, payment defaults, breach of covenants, cross acceleration to material indebtedness, bankruptcy-related defaults, judgment defaults, and the occurrence of certain change of control events. The occurrence of an event of default may result in the termination of the Credit Facilities, acceleration of repayment obligations and the exercise of remedies by the Lenders with respect to the subsidiary guarantors.

From time to time, the Company and its subsidiaries have had customary commercial and/or investment banking relationships with JPMorgan Chase Bank, N.A and/or certain of its respective affiliates, and certain other agents party to the Amended Credit Agreement.

The preceding description of the Amended Credit Agreement is a summary and is qualified in its entirety by the Amended Credit Agreement, a copy of which is filed as Exhibit 4.1 hereto and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 above relating to the Amended Credit Agreement is incorporated herein by reference.

Item 8.01 Other Events.

On March 27, 2025, the Company issued a press release announcing the closing of the Amended Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits

Exhibit
Number    Description

4.1    Second Amended and Restated Credit Agreement, dated March 26, 2025, among Papa John's International, Inc., each of the guarantors and lenders party thereto, JPMorgan Chase Bank, Inc., as administrative agent, and other agents party thereto.
99.1        Press Release dated March 27, 2025.
104        Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.
(Registrant)

Date: March 27, 2025	/s/ Ravi Thanawala
Ravi Thanawala
Chief Financial Officer & EVP, International

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1
Second Amended and Restated Credit Agreement, dated March 26, 2025, among Papa John's International, Inc., each of the guarantors and lenders party thereto, JPMorgan Chase Bank, Inc., as administrative agent, and other agents party thereto.

99.1	Press Release dated March 27, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)